                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

    [ ]  Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    [X]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                BROWN GROUP, INC.
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
    [ ]  $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).
    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

    (1)  Title of each class of securities to which transaction applies:

- -------------------------------------------------------------------------------

    (2)  Aggregate number of securities to which transactions applies:

- -------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- -------------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

- -------------------------------------------------------------------------------
    (5)  Total fee paid:

- -------------------------------------------------------------------------------

    [ ]  Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

- -------------------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

- -------------------------------------------------------------------------------

    (3)  Filing Party:

- -------------------------------------------------------------------------------

    (4)  Date Filed:

- -------------------------------------------------------------------------------

                                Brown Group, Inc.
                 8300 Maryland Avenue, St. Louis, Missouri 63105


Notice of
Annual Meeting of Shareholders
May 23, 1996


    The Annual Meeting of Shareholders of Brown Group, Inc. (the "Corporation") will be held on the 23rd day of May, 1996, at 11:00 a.m., in the Brown Group, Inc. Conference Center, located at 8300 Maryland Avenue, in Clayton, in St. Louis County, Missouri, for the following purposes:

A.  To elect six Directors;

B. To ratify and approve the prior adoption by the Board of Directors of an amendment to the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1994, as described in the following Proxy Statement, the allocation of an additional 825,000 shares of the Corporation's Common Stock to the Plan and a proportional increase in the number of shares which may be granted to any one Participant thereunder; and

C.  To transact such other business as may properly come before the meeting.

    On January 11, 1996, the Board of Directors of the Corporation amended
Article II, Section 1 of the Bylaws of the Corporation to increase the number of Directors from eleven to twelve, and to classify the Directors in respect of the time for which they shall severally hold office by dividing them into three classes of four Directors each. At the same meeting, the Board of Directors elected Mr. John Peters MacCarthy to fill the Directorial vacancy created by this amendment to the Bylaws, to serve until the 1996 Annual Meeting of the Shareholders of the Corporation. On March 7, 1996, the Board of Directors further amended the Bylaws to reduce the number of Directors from twelve to ten, effective on May 23, 1996, and to classify the Directors in respect of the time for which they shall severally hold office by dividing them into two classes of three Directors each and one class of four Directors. On April 11, 1996, the Board of Directors repealed the March 7, 1996 Bylaw amendment reducing the number of Directors from twelve to ten and, instead, further amended the Bylaws to change the number of Directors to eleven, effective on May 23, 1996, and to classify the Directors in respect of the time for which they shall severally hold office by dividing them into two classes of four Directors each and one class of three Directors. Article II, Section 1 of the Bylaws, as further so amended, is set forth in Exhibit 1 to the accompanying Proxy Statement. At the same meeting on April 11, 1996, the Board of Directors designated Mr. Jerry E. Ritter as the Board's nominee for election by the Shareholders of the Corporation to fill the Directorial vacancy created by this most recent amendment to the Bylaws, to serve, if elected by the Corporation's Shareholders, until the 1997 Annual Meeting of the Shareholders of the Corporation. As a result, the number of Directors from and after May 23, 1996 will be eleven.

    Holders of Common Stock of the Corporation whose names appear of record on the books of the Corporation at the close of business on April 3, 1996 are entitled to receive notice of and to vote at said meeting.


                                      Robert D. Pickle
                                      Vice President, General Counsel
                                      and Corporate Secretary

8300 Maryland Avenue
St. Louis, Missouri 63105
April 17, 1996

    Shareholders are urged to sign, date and return the enclosed Proxy as soon as possible. A postage paid, return addressed envelope is enclosed for your convenience.

                                Brown Group, Inc.
                 8300 Maryland Avenue, St. Louis, Missouri 63105

                                 PROXY STATEMENT

                            -------------------------

                  ANNUAL MEETING OF SHAREHOLDERS, MAY 23, 1996

                            -------------------------

    This Proxy Statement is furnished to Shareholders of Brown Group, Inc. (the "Corporation") in connection with the solicitation by the Board of Directors of the Corporation of Proxies for use at the Annual Meeting of Shareholders to be held on May 23, 1996, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

    On the April 3, 1996 record date, the Corporation had outstanding 17,926,402 shares of Common Stock of the par value of $3.75 per share, each of which is entitled to one vote. The Corporation's Annual Report for the Fiscal Year ended February 3, 1996 accompanies this Proxy Statement. Such report shall not, however, be considered as proxy soliciting material. This Proxy Statement, the enclosed form of Proxy, and the Corporation's Annual Report to Shareholders are being mailed to Shareholders of the Corporation on or about April 17, 1996.


                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information with respect to each person known by the Corporation, as of April 3, 1996, to beneficially own more than 5% of the Common Stock of the Corporation:

                                                       Number of    Percent of
                                                       Shares of    Outstanding
       Name and Address of Beneficial Owner          Common Stock  Common Stock
- ---------------------------------------------------  ------------  ------------

John Hancock Mutual Life Insurance Company, through
  its indirect, wholly-owned Subsidiaries .........  1,681,698(1)    9.4%(1)
  John Hancock Place
  Post Office Box 111
  Boston, Massachusetts  02117

Manning & Napier Advisors, Inc. ...................  1,912,312(2)   10.7%(2)
  1100 Chase Square
  Rochester, New York  14604

The State Teachers Retirement Board of Ohio........  1,081,100(3)    6.0%(3)
  275 East Broad Street
  Columbus, Ohio  43215

- ---------------

(1) Based on written representations made to the Corporation by such Shareholder, the named Shareholder, acting in various fiduciary capacities, possessed sole voting authority over 769,141 shares and sole investment authority over 1,681,698 shares.

(2) Based on written representations made to the Corporation by such Shareholder, the named Shareholder, acting in various fiduciary capacities, possessed sole voting authority over 1,850,662 shares and sole investment authority over 1,912,312 shares.

(3) Based on written representations made to the Corporation by such Shareholder, the named Shareholder, acting in various fiduciary capacities, possessed sole voting and investment authority over 1,081,100 shares.


                         SECURITY HOLDINGS OF MANAGEMENT

    The following table sets forth, as of April 3, 1996, the amounts of Common Stock of the Corporation beneficially owned by each Director of the Corporation, each nominee for election as a Director of the Corporation, certain Executive Officers of the Corporation who are listed in the Summary Compensation Table on page 12 of this Proxy Statement, and all Directors and Executive Officers of the Corporation as a Group, together with the number of incentive options and non-qualified options to purchase shares of Common Stock which are exercisable by such persons, either immediately or by June 2, 1996, at prices ranging from $23.4375 to $38.625 per share, and which option shares are considered to be beneficially owned by such persons pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934:

                                                      Amount of Common Stock
                                                        Beneficially Owned
                                                 ------------------------------
                                                   Number of         Options
                                                     Shares      Exercisable By
                     Name                             Owned       June 2, 1996
- -----------------------------------------------  --------------  --------------

Joseph L. Bower ...............................          2,350              -0-
B. A. Bridgewater, Jr. ........................        118,336           39,609
Brian C. Cook .................................         55,224           16,080
Ronald N. Durchfort ...........................          9,250            3,000
Julie C. Esrey ................................          1,250              -0-
Joan F. Lane ..................................          2,450              -0-
Richard A. Liddy ..............................          1,750              -0-
John Peters MacCarthy .........................          3,000              -0-
John D. Macomber ..............................          3,250              -0-
William E. Maritz .............................          2,250              -0-
General Edward C. Meyer, Retired ..............          2,250              -0-
Harry E. Rich .................................         34,959           29,623
Jerry E. Ritter* ..............................            -0-              -0-
Morton I. Sosland .............................          2,350              -0-
Daniel R. Toll ................................          2,350              -0-
Thomas A. Williams ............................         35,510           10,000
Directors and Executive Officers as a Group
  (26 persons, including those named above) ...        370,433          176,795

- ---------------

    * Subsequent to the April 3, 1996 record date, Mr. Ritter acquired 1,000 shares of the Corporation's Common Stock.

    Each person identified in the preceding table is the beneficial owner of less than 1% of the Corporation's Common Stock. The 26 persons comprising

Directors and Executive Officers as a Group are, in the aggregate, the beneficial owners of 3.0% of such outstanding Common Stock, when the shares subject to the options described above are considered as beneficially owned by such persons. Such option shares have been deemed to be outstanding as of April 3, 1996, for purposes of calculating the aggregate percentage beneficially owned by Directors and Executive Officers as a Group.


                                       (A)
                            THE ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. This classified Board structure was adopted on November 2, 1954. Four Directors are to be elected for terms expiring at the Annual Meeting in 1999; one Director will be elected for a term expiring at the Annual Meeting in 1998; three Directors will continue in office for terms expiring at the Annual Meeting in 1998; one Director will be elected for a term expiring at the Annual Meeting in 1997; and two Directors will continue in office for terms expiring at the Annual Meeting in 1997 (or, in the case of each Director, until such Director's successor has been elected and qualified). It is intended that the votes will be cast pursuant to the accompanying Proxy for the election of the nominees named below, unless otherwise directed. In the event that any nominees for office should for any reason become unavailable, although no reason is known why any will be unable to serve, it is intended that votes will be cast pursuant to the accompanying Proxy for substitute nominees designated by the Board of Directors, except for Proxies marked to the contrary.

    The nominees and the Directors who will continue in office, the terms for which they are nominated or have been elected, their other positions or offices with the Corporation, their ages, the respective years which marked the commencement of their continuous service as Directors of the Corporation and their principal current occupations are as set forth below. All nominees except Messrs. John Peters MacCarthy and Jerry E. Ritter and all Directors continuing in office previously have been elected by the Shareholders.

    Mrs. Joan F. Lane and Mr. Morton I. Sosland have announced their retirements from the Board of Directors, effective as of the Annual Meeting in 1996. The retirements of Mrs. Lane and Mr. Sosland, together with the Board's action in creating an additional Directorial position effective on May 23, 1996, a position for election to which Mr. Jerry E. Ritter has been nominated, will reduce the number of active Directors to eleven. In order that the remaining Directors may serve in classes of approximately equal size,
(i) Mr. William E. Maritz, who was elected by the Shareholders in 1995 as a Director for a term of office expiring at the Annual Meeting in 1998, is standing at this time for election for a term of three years, expiring at the Annual Meeting in 1999, (ii) Mr. Daniel R. Toll, whose term of office will expire at the Annual Meeting in 1996, is standing at this time for election for a term of two years, expiring at the Annual Meeting in 1998, (iii) Mr. John Peters MacCarthy, who was elected as a Director by the Board of Directors on January 11, 1996 for a term of office expiring at the Annual Meeting in 1996, is standing at this time for election for a term of three years, expiring at the Annual Meeting in 1999 and (iv) Mr. Jerry E. Ritter, who was nominated by the Board of Directors on April 11, 1996 for election as a Director by the Shareholders, accordingly is the Board's nominee for election for a term of one year, expiring at the Annual Meeting in 1997.


TO BE ELECTED FOR A TERM
OF THREE YEARS

              Name and Other Positions or Offices with the Corporation  Age  Director Continuously Since
              --------------------------------------------------------  ---  ---------------------------

[PHOTOGRAPH]  JOHN PETERS MacCARTHY                                      63              1996

[PHOTOGRAPH]  JOHN D. MACOMBER

              Member of the Corporation's Compensation Committee and
              Member of the Corporation's Governance and Nominating
              Committee...............................................   68              1993

[PHOTOGRAPH]  WILLIAM E. MARITZ

              Member of the Corporation's Audit Committee and
              Member of the Corporation's Governance and Nominating
              Committee...............................................   67              1983

[PHOTOGRAPH]  GENERAL EDWARD C. MEYER, RETIRED

              Member of the Corporation's Audit Committee and
              Member of the Corporation's Governance and Nominating
              Committee...............................................   67              1992


TO BE ELECTED FOR A TERM
OF TWO YEARS

              Name and Other Positions or Offices with the Corporation  Age  Director Continuously Since
              --------------------------------------------------------  ---  ---------------------------

[PHOTOGRAPH]  DANIEL R. TOLL

              Chairman of the Corporation's Audit Committee; Member of
              the Corporation's Executive Committee and Member of the
              Corporation's Compensation Committee....................   68              1981


TO BE ELECTED FOR A TERM
OF ONE YEAR

              Name and Other Positions or Offices with the Corporation  Age  Director Continuously Since
              --------------------------------------------------------  ---  ---------------------------

[PHOTOGRAPH]  JERRY E. RITTER.........................................   61              n/a





TO CONTINUE IN OFFICE
FOR TWO YEARS

              Name and Other Positions or Offices with the Corporation  Age  Director Continuously Since
              --------------------------------------------------------  ---  ---------------------------

[PHOTOGRAPH]  B. A. BRIDGEWATER, JR.

              Chairman of the Board of Directors, President and
              Chief Executive Officer; Chairman of the Corporation's
              Executive Committee.....................................   62              1978

[PHOTOGRAPH]  JULIE C. ESREY

              Member of the Corporation's Audit Committee.............   57              1995

[PHOTOGRAPH]  RICHARD A. LIDDY

              Member of the Corporation's Audit Committee.............   60              1994


TO CONTINUE IN OFFICE
FOR ONE YEAR

              Name and Other Positions or Offices with the Corporation  Age  Director Continuously Since
              --------------------------------------------------------  ---  ---------------------------

[PHOTOGRAPH]  JOSEPH L. BOWER

              Chairman of the Corporation's Compensation Committee and
              Member of the Corporation's Executive Committee.........   57              1987

[PHOTOGRAPH]  HARRY E. RICH

              Executive Vice President and Chief Financial Officer;
              Member of the Corporation's Executive Committee.........   56              1985


    The following are brief summaries of the business experience, during the period of the past five years, of each of the nominees for election as Directors of the Corporation and of each of the present Directors of the Corporation who are continuing in office, including, where applicable, information as to the other company directorships currently held by each of them:

    Mr. Joseph L. Bower is, and for the period of the past five years has been, the Donald Kirk David Professor of Business Administration at the Harvard Business School. In addition, from September, 1985 until September, 1989, he was Senior Associate Dean and Director of External Relations at that institution, where, since September, 1989, he has been Chairman of Doctoral Programs and Director of Research. Mr. Bower serves as a Director of Anika Research, the M. L. Lee Acquisition Fund, the New America High Income Fund and

Sonesta International Hotels Corporation and as a Trustee of the New England Conservatory of Music and of the Dana DeCordova Museum.

    Mr. B. A. Bridgewater, Jr. has been Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation during the past five years. He serves also as a director of Boatmen's Bancshares, Inc., ENSERCH Corporation and Enserch Exploration, Inc., FMC Corporation and McDonnell Douglas Corporation.

    Mrs. Julie C. Esrey serves as a director of various organizations. From 1962 to 1976, she was employed as an International Economist for Exxon Corporation, where she subsequently was engaged as a consultant. Mrs. Esrey is a member of the Executive Committee of the Board of Trustees of Duke University, a director of the Duke Management Company and a member of the Board of Visitors of the Duke University Medical Center. She also has recently served as a director of Bank IV Kansas, National Association, in Wichita, Kansas and as a member of the Central Governing Board for the Children's Mercy Hospital, in Kansas City, Missouri.

    Mr. Richard A. Liddy is a director and Chairman of the Board of Directors, President and Chief Executive Officer of the General American Life Insurance Company. He served as President and Chief Executive Officer of that organization from 1992 until January 26, 1995, when he was elected to the additional office of Chairman of the Board of Directors, and from 1988 until 1992 was President and Chief Operating Officer of the General American Life Insurance Company. Mr. Liddy is a director and Chairman of the Board of the Reinsurance Group of America, Inc., and of the registered investment companies of the General American Capital Company and The Walnut Street Funds, Inc. Mr. Liddy serves on the Boards of Directors of Union Electric Company, the Boy Scouts of America, the Missouri Historical Society, the Repertory Theatre of Saint Louis, the Saint Louis Art Museum, the United Way of Greater Saint Louis and Webster University in Saint Louis. Additionally, he is a member of the Board of Directors of the American Council of Life Insurance.

    Mr. John Peters MacCarthy is the immediate past Chairman and Chief Executive Officer of Boatmen's Trust Company, a position he held from 1988 until his retirement in 1994. He served as President and Chief Executive Officer of Centerre Bank National Association from 1984 until 1988. He served as an officer of Centerre Trust Company from 1969 until 1979, when he was named Chief Executive Officer and a Director of Centerre Trust Company. He was a Partner in the law firm of Bryan, Cave, McPheeters and McRoberts in Saint Louis from 1959 to 1968. Mr. MacCarthy serves on the Boards of Directors of Boatmen's Bancshares, Inc., Boatmen's Trust Company and Union Electric Company. Mr. MacCarthy is a Trustee of Washington University and of the Saint Louis Art Museum.

    Mr. John D. Macomber has been Principal of JDM Investment Group, a private investment firm, since 1992. From July, 1989 until November, 1992, Mr. Macomber was Chairman and President of the Export-Import Bank of the United States, in Washington, D.C., and, prior to that, was, successively, Chairman, President and Chief Executive Officer of Celanese Corporation, in New York City, and a Senior Partner with McKinsey & Company, Inc. He currently serves as a director of Bristol-Myers Squibb Company, Lehman Brothers Holdings Inc., Pilkington, Ltd., Textron Inc. and Xerox Corporation; as a director of the National Executive Services Corps, The Atlantic Council of the United States, The French-American Foundation and the George Bush Presidential Library Foundation; as Chairman of the Council for Excellence in Government, in Washington, D.C.; as a member of the Advisory Boards of the Center for

Strategic and International Studies, the Yale School of Management and STRIVE; and as a Trustee of the Carnegie Institution of Washington and The Folger Library.

    Mr. William E. Maritz has been Chairman of the Board of Directors and Chief Executive Officer of Maritz Inc., a motivation, travel, training, communications and marketing research services company, during the past five years. From prior to April, 1991, Mr. Maritz served also as President of Maritz Inc., a position which he relinquished on July 9, 1991. Mr. Maritz serves as a director of Maritz Inc., Boatmen's Bancshares, Inc., General American Life Insurance Company and Petrolite Corporation and as a Trustee of Washington University.

    General Edward C. Meyer, Retired, served as Chief of Staff of the United States Army until 1983. He currently is Chairman and a director of GRC International, Inc., Chairman and a Trustee of MITRETEK Systems and Managing Partner of Cilluffo Associates, L.P., a private investment group. He currently is a director of ITT Corp., ITT Industries, Aegon USA, FMC Corporation, FMC-- Nurol Savinma Sanayii A.S. (an FMC Corporation-Turkish joint venture) and United Defense, L.P. General Meyer is a Trustee of the George Catlett Marshall Foundation, and a member of the Board of Governors of the Smith Richardson Foundation, the Board of Overseers of the Hoover Institution and the Board of Advisors of the Center for Strategic and International Studies, in Washington, D.C., and is President of the Army Emergency Relief Association and Chairman of the Association of Graduates of the United States Military Academy, at West Point, New York.

    Mr. Harry E. Rich has been Executive Vice President and Chief Financial Officer of the Corporation during the past five years. Previously, Mr. Rich served as Senior Vice President of the Corporation. Mr. Rich serves as a director of The Boatmen's National Bank of St. Louis and the General American Capital Company, a General American Life Insurance Company affiliate organization.

    Mr. Jerry E. Ritter is Executive Vice President, Chief Financial and Administrative Officer of Anheuser-Busch Companies, Inc., a company engaged in the brewing of beer and in providing family entertainment, positions in which he has served during the past five years. Mr. Ritter is a director of Boatmen's Bancshares, Inc., Boatmen's Trust Company and The Earthgrains Company, and serves, also, as a member of the Board of Directors of the Automobile Club of Missouri and as a member of the Board of Commissioners of the Saint Louis Science Center.

    Mr. Daniel R. Toll serves as a corporate and civic director.  Until
March 31, 1985, Mr. Toll served as President of Heller International Corporation, a financial services company which formerly was known as Walter E. Heller International Corporation. Mr. Toll serves as a director of A.P. Green Industries, Inc., Kemper National Insurance Companies, Lincoln National Convertible Securities Fund, Inc., Lincoln National Income Fund, Inc., Mallinckrodt Group Inc. and NICOR Inc.

    There are no family relationships between any Directors or Executive Officers of the Corporation.

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

    The following information is given for the Fiscal Years ended February 3, 1996, January 28, 1995, and January 29, 1994 concerning annual and long-term compensation for services rendered to the Corporation and its subsidiaries of those persons who at February 3, 1996 were the Corporation's Chief Executive Officer and the other four most highly compensated Executive Officers of the Corporation whose total salary and bonuses exceeded $100,000:

                                         Summary Compensation Table
                                                                   Long Term Compensation<F4>
                                                                  ----------------------------
                                       Annual Compensation                    Awards
                               ---------------------------------  ----------------------------
                                                                                  Securities
                                                    Other Annual  Restricted      Underlying    All Other
Name and                                   Bonus    Compensation  Stock Award(s)  Options/SARs  Compensation
Principal Position       Year  Salary ($)  ($)<F1>  ($)<F2>       ($)<F3>         (#)           ($)<F5>
- -----------------------  ----  ----------  -------  ------------  --------------  ------------  ------------

B. A. Bridgewater, Jr.   1995     725,000      -0-          -0-            -0-           -0-          11,101
 Chairman of the Board,  1994     650,000  300,000          -0-        950,000           -0-          13,726
 President and Chief     1993     650,000  130,000          -0-        470,625           -0-          15,186
 Executive Officer

Brian C. Cook            1995     475,000      -0-          -0-            -0-        30,625           6,032
 Corporate Vice          1994     425,000  145,350          -0-        570,000           -0-           6,186
 President, Footwear     1993     350,000  196,000          -0-        282,375           -0-           6,755
 Retailing, and
 President, Famous
 Footwear

Ronald N. Durchfort      1995     310,000  154,000          -0-            -0-        15,000           5,304
 President, Pagoda       1994     290,000   58,000          -0-        228,000         3,000           5,317
 International           1993     267,083   93,000          -0-         78,438           -0-          13,758

Harry E. Rich            1995     400,000      -0-          -0-            -0-        25,000           5,893
 Executive Vice          1994     350,000  165,000          -0-        380,000           -0-           6,277
 President and Chief     1993     300,000   70,000          -0-        188,250           -0-           6,611
 Financial Officer

Thomas A. Williams       1995     450,000      -0-          -0-            -0-        35,000           5,295
 Corporate Vice          1994     400,000  140,000          -0-        646,000         5,000           5,434
 President, Footwear     1993     327,500  191,400          -0-        251,000           -0-          13,897
 Wholesaling; Chairman
 Pagoda; and President
 Brown Shoe Company
- ---------------

<F1> Amounts are earned and accrued during the Fiscal Years indicated, and are paid subsequent to the end of each Fiscal Year, pursuant to the Corporation's Annual Incentive Plan, described below.

<F2> The named Executive Officers received certain perquisites, none of which exceeded the lesser of $50,000 or 10% of any such Officer's salary and bonus.


<F3> Restricted Stock Awards are valued by multiplying the closing market price of the Corporation's unrestricted stock on the date of grant by the number of shares awarded.  Dividends are paid on Restricted
Stock Awards at the same rate as paid to all Shareholders.

     On February 3, 1996, Mr. Bridgewater held 52,500 Restricted Shares having a market value of $702,188,
Mr. Cook held 33,750 Restricted Shares having a market value of $451,406, Mr. Durchfort held 9,250
Restricted Shares having a market value of $123,719, Mr. Rich held 21,750 Restricted Shares having a market value of $290,906, and Mr. Williams held 29,250 Restricted Shares having a market value of $391,219.

<F4> The Corporation has no long-term incentive plans other than those described below.

<F5> Includes in 1995 for Mr. Bridgewater:  $5,306 to the Corporation's 401(k) Plan, $4,920 in Corporation-
paid group life insurance premiums and $875 in the Employee Stock Purchase Plan. Includes in 1995 for
Mr. Cook:  $5,241 to the Corporation's 401(k) Plan and $791 in the Employee Stock Purchase Plan.  Includes
in 1995 for Mr. Durchfort:  $5,304 to the Corporation's 401(k) Plan.  Includes in 1995 for Mr. Rich:  $5,306
to the Corporation's 401(k) Plan and $587 in the Employee Stock Purchase Plan.  Includes in 1995 for
Mr. Williams:  $5,295 to the Corporation's 401(k) Plan.  The Corporation has no other Plans providing for other kinds of compensation entitlements, including split-dollar life insurance arrangements, which otherwise would be required to be disclosed in this column.



Annual Incentive Plan

     The Corporation's Executive Officers and certain other key management employees, as determined by the Compensation Committee of the Board of Directors, are eligible to receive Incentive Awards granted under the Corporation's Annual Incentive Plan. Payments are based one-half upon the achievement of financial objectives with respect to earnings and return on invested capital each year and one-half upon the achievement of specific management objectives; payments may vary between zero and one hundred fifty percent of such Incentive Awards in light of corporate or divisional performance (as appropriate) with respect to such financial objectives, and in light of each individual's actual performance with respect to his or her management objectives during each year. Awards paid to Executive Officers pursuant to the Corporation's Annual Incentive Plan are included in the amounts stated in the second compensation column of the Summary Compensation Table on page 12 of this Proxy Statement.


Restricted Stock Plans

     The Corporation's Executive Officers and certain other key management employees, as determined by the Compensation Committee of the Board of Directors, are eligible to receive Restricted Stock granted under the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1994 (the "1994 Plan"). Awards of Restricted Stock have also been made to the Corporation's Executive Officers and certain key management employees under the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1987, as amended (the "1987 Plan"). With the 1994 Plan having been approved by the Shareholders of the Corporation at the 1994 Annual Meeting of Shareholders, the Corporation is not making any further Restricted Stock awards under the 1987 Plan.

     Under both Plans, shares of Restricted Stock are granted at no cost to the Participant and are delivered at the time of the grant, but are subject to forfeiture until certain specified conditions are met. Each certificate representing shares of Restricted Stock bears a legend referring to the Plan under which it was issued, the risk of forfeiture of the shares and the fact that such shares are non-transferable until the restrictions have been satisfied and the legend has been removed. The recipient of Restricted Stock is entitled to full voting and dividend rights with respect to such shares from the date of grant. Under both Plans, shares vest in the Participant and restrictions lapse as follows: one-half of the shares after four years from the date of grant, an additional one-fourth after six years and the remaining one-fourth after eight years. A Participant in a Plan is entitled to receive shares of Restricted Stock free of restrictions only if he is, at the time of the lapse of such restrictions, in the employ of the Corporation and has been continuously so employed since the date of grant, except in the case of retirement or death. If employment is terminated because of disability, the Participant will be treated as continuing in the employ of the Corporation for purposes of fulfilling the applicable restriction period. In the event (1) any person other than the Corporation acquires more than 25% of the Corporation's Common Stock, (2) the Corporation is liquidated or dissolved following a sale of all or substantially all of its assets, or (3) the Corporation is not the surviving parent corporation resulting from any merger or consolidation to which it is a party (each of which is deemed to be a "change of control"), then any unvested shares of Restricted Stock granted under either Plan shall immediately mature and vest in full.

     The Summary Compensation Table on page 12 of this Proxy Statement sets out in the fourth compensation column the value of the shares of Restricted Stock granted under either the 1987 Plan or the 1994 Plan to persons named in that table. Such shares have been included in the Stock Ownership Table on pages 3 and 4 of this Proxy Statement.


Retirement Plans

     Substantially all salaried, full-time retail and store employees of the Corporation and designated subsidiaries, as well as the Corporation's Executive Officers, are eligible to participate in the Shareholder-approved Brown Group, Inc. Retirement Plan (the "Retirement Plan") after twelve months' employment and the attainment of 21 years of age. Terms of the Retirement Plan, which is funded by the Corporation, include, among others, provisions for normal, optional, early or deferred retirement benefits and for survivor benefits.

     Under the Retirement Plan, pensions are computed on a two-rate formula basis of .825 percent and 1.425 percent for each year of service. The .825 percent service credit is applied to that portion of the average annual salary for the five highest consecutive years during the last ten-year period that does not exceed the Social Security Wage Base (the portion of salary subject to the Federal Social Security Act), and the 1.425 percent service credit is applied to that portion of the average that exceeds said level.

     Certain key employees and Executive Officers are also eligible to participate in the Supplemental Executive Retirement Plan (the "Supplemental Plan"). The purpose of the Supplemental Plan is to supplement the benefits payable to Participants under the Retirement Plan which are otherwise reduced on account of the limitations of Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Terms of the Supplemental Plan, among other things, provide for: an increase in the formula basis for salary in excess of the Social Security Wage Base; an early retirement benefit; the amount of benefits payable under the Plan to equal the excess (if any) of the amount which would have been payable to the Participant as a normal retirement benefit under the Retirement Plan without regard to the limitations of Sections 415 and 401(a)(17) of the Code less the Participant's normal retirement benefit under the Retirement Plan, taking into account the limitations of Sections 415 and 401(a)(17) of the Code; and payment, in lump sum value, of all benefits in the event of a "change of control" of the Corporation, defined in the same manner as in the 1987 Plan and the 1994 Plan above. The Supplemental Plan is unfunded. All payments to a Participant will be made from the general assets of the Corporation.

     In addition to the Retirement Plan and the Supplemental Plan, the Corporation has, incident to hiring, entered into separate agreements with four Executive Officers at various times, providing additional credited years of service over those for which the Executive is actually employed. One such Executive Officer currently is employed by the Corporation.

     The following table shows the estimated annual retirement benefits payable to Participants, including Executive Officers, in the Retirement Plan on a straight life annuity basis, assuming normal retirement at age 65 during 1996. The benefits shown in the table below are not subject to deduction for Social Security or other offset amounts and also include benefits under the Supplemental Plan. The table does not reflect the effect of profit sharing balances on pension accounts. If the pension provided by the profit sharing balance exceeds the formula benefit for the period of employment preceding November 2, 1975, such excess is added to the total formula pension.

                               Pension Plan Table
                                Years of Service

Final Average
    Salary            10        15        20        25        30     35 or More
- -----------------  --------  --------  --------  --------  --------  ----------

$100,000.........  $ 12,885  $ 19,328  $ 25,770  $ 32,213  $ 38,655    $ 45,098
200,000..........    27,535    41,303    55,070    68,838    82,605      96,373
300,000..........    42,185    63,278    84,370   105,463   126,555     147,648
400,000..........    56,835    85,253   113,670   142,088   170,505     198,923
500,000..........    71,485   107,228   142,970   178,713   214,455     250,198
600,000..........    86,135   129,203   172,270   215,338   258,405     301,473
700,000..........   100,785   151,178   201,570   251,963   302,355     352,748
800,000..........   115,435   173,153   230,870   288,588   346,305     404,023

    The credited years of service (including service by agreement) for purposes of determining benefits for each of the persons named in the Summary Compensation Table on page 12 are as follows: Mr. B. A. Bridgewater, Jr.--32; Mr. Brian C. Cook--15; Mr. Ronald N. Durchfort--6; Mr. Harry E. Rich--12; and Mr. Thomas A. Williams--13. The dollar amounts shown in the first two columns of the Summary Compensation Table on page 12 are substantially the same as the compensation covered by the Retirement Plans.

    In 1944, the Shareholders approved the adoption of a Retirement Trust to which the Corporation, and those subsidiaries which had adopted the Trust, annually contributed six percent of their consolidated profits before taxes. The Corporation's final contribution was made for the Corporation's 1975 Fiscal Year. All full-time salaried employees and certain retail employees compensated by commissions with five years' service with the Corporation or subsidiaries which had adopted the Trust were eligible to participate.

    The Corporation's annual contributions to the Trust were allocated to the employees' accounts in proportion to each employee's salary.

    All Participants' accounts, including the Corporation's contributions thereto, became fully vested in the Participants on September 4, 1975. Cash contributions by employees have been returned to each contributing employee with interest at six percent per year to the date returned. The Retirement Trust, after the Corporation's final contribution for the 1975 Fiscal Year, was frozen on November 1, 1975, with account balances thereafter subject to change solely for future earnings and market adjustments.

    At retirement, each Participant under the Retirement Trust may receive his or her Retirement Trust benefit in the form of either a lump sum or a monthly annuity.


Employee Savings Plan

    Under the Corporation's Employee Savings Plan, as amended, eligible employees (those who are 21 years of age or older and who have attained one year of service with the Corporation) may elect to have from 2 percent to 17 percent of their annual salaries, up to a present maximum amount of $9,500 per Plan Participant, invested in the Plan. The Corporation matches 75 percent of the first 2 percent investment and 50 percent of the additional investment up to the 6 percent level. Plan members employed prior to January 1, 1994 are 100 percent vested in their account balances at all times. Plan members employed on January 1, 1994 and thereafter are vested in the Corporation's matching contribution after five years. The Summary Compensation Table on page 12 of this Proxy Statement sets out in the last column the amounts of contributions by the Corporation which were allocated to the persons named in that table, exclusive of changes representing increases and declines during the periods in the market price of the Corporation's Common Stock, offset and reduced by dividends thereon and short-term interest derived from cash balances of contributions awaiting investment in such Common Stock. The full value of each Plan Participant's account is paid to each Plan member when he or she retires, leaves the employ of the Corporation or becomes permanently and totally disabled.


Directors' Compensation

    The Corporation pays each non-employee Director of the Corporation an annual cash retainer of $17,500 and also pays an additional annual cash retainer of $2,000 to the Chairman of the Corporation's Audit Committee, the Chairman of the Corporation's Compensation Committee and the Chairperson of the Corporation's Governance and Nominating Committee.

    The Corporation also pays each non-employee Director (a) a $1,000 fee for attendance at each meeting of the Board of Directors, (b) a $1,000 fee for attendance at each meeting of a standing committee of the Board of Directors and (c) a $1,000 fee to each non-employee Director who is a member of the Corporation's Executive Committee for attendance at each meeting of the Executive Committee. The Corporation also pays the premiums for Directors' and Officers' Liability insurance and Travel Accident insurance coverage for each Director. The Corporation has no Directors' retirement plan, and pays no additional Directors' remuneration to any Director who is an Officer or employee of the Corporation.

    Under the 1994 Plan, which was approved by the Corporation's Shareholders at the 1994 Annual Meeting of Shareholders, each non-employee Director in office on May 26, 1994 (the date the Plan became effective) received a grant of 1,000 shares of Brown Group Common Stock. Thereafter, each newly appointed non-employee Director is granted 1,000 shares on the date at which the Director is first elected to serve. In addition, each non-employee Director is granted 250 shares of Brown Group Common Stock annually, and each non-employee Director who serves as Chairman of the Corporation's Audit, Compensation or Governance and Nominating Committee is annually granted an additional 100 shares of Brown Group Common Stock.


Stock Option Plans

    The Corporation has options outstanding under the 1994 Plan, the 1987 Plan (both as described above) and the Stock Appreciation, Stock Option and Performance Bonus Plan of 1983 ("1983 Plan"). These Plans are administered by the Corporation's Compensation Committee. The Compensation Committee, in its discretion, based upon such factors as levels of responsibility and individual performance, makes determinations as to those persons who are considered to be key employees and who are therefore eligible for awards under these Plans. All options are granted at 100% of market value on the date of the grant and expire ten years from the date of grant. Following the adoption and approval of the 1987 Plan, the Corporation made no further awards under the 1983 Plan, and with the 1994 Plan having been approved by the Shareholders at the 1994 Annual Meeting of Shareholders, the Corporation will make no further awards under the 1987 Plan. In the event that (1) any person other than the Corporation acquires more than 25% of the Corporation's Common Stock, (2) the Corporation is liquidated or dissolved following a sale of all or substantially all of its assets, or (3) the Corporation is not the surviving parent corporation resulting from any merger or consolidation to which it is a party, then any unexercisable options awarded under the 1983 Plan or the 1987 Plan shall immediately become exercisable, and any outstanding options under the 1994 Plan shall be settled by the payment by the Corporation to the holder of such options of an amount equal to the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of the Corporation's Common Stock subject thereto.

    The following table shows information with respect to the options and Stock Appreciation Rights ("SARs") granted to the Executive Officers named in the Summary Compensation Table on page 12 during the past Fiscal Year:

                                   Options/SAR Grants in Last Fiscal Year
                                              Individual Grants                  Potential Realizable
                           ----------------------------------------------------     Value at Assumed
                                           % of Total                             Annual Rates of Stock
                                          Options/SARs                             Price Appreciation
                                           Granted to     Average                    for Option Term
                           Options/SARs   Employees in  Exercise or  Expiration  ----------------------
          Name                Granted      Fiscal Year   Base Price     Date        5%($)      10%($)
- -------------------------  -------------  ------------  -----------  ----------  ----------  ----------

B. A. Bridgewater, Jr. ..       -0-           n/a           n/a         n/a         n/a           n/a
Brian C. Cook ...........  32,500/7,152    7.9%/23.7%     $16.54     2005/2006    $338,129     $856,885
Ronald N. Durchfort .....   14,000/-0-      3.4%/n/a      $17.04     2005/2006    $150,070     $380,307
Harry E. Rich ...........   25,000/-0-      6.1%/n/a      $14.4375       2006     $226,992     $575,241
Thomas A. Williams ......  35,000/16,690   8.5%/55.3%     $17.04     2005/2006    $375,175     $950,767


    The table on the following page shows information with respect to the unexercised options and SARs granted during the past Fiscal Year and in prior years to the Executive Officers named in the Summary Compensation Table on page 12 and with respect to option/SAR exercises by those persons during the past Fiscal Year:

                             Aggregated Option/SAR Exercises in Last Fiscal Year
                                    and Fiscal Year-End Option/SAR Values
                                                                         Number of
                                                                         Securities            Value of
                                                                         Underlying           Unexercised
                                                                         Unexercised         In-the-Money
                                                                        Options/SARs         Options/SARs
                                                                        at FY-End (#)     at FY-End ($) <F2>
                                      Shares
                                    Acquired On         Value            Exercisable/         Exercisable/
               Name                 Exercise (#)  Realized ($) <F1>     Unexercisable        Unexercisable
- ----------------------------------  ------------  -----------------  -------------------  ------------------

B. A. Bridgewater, Jr. ...........       -0-              -0-             39,609/-0-            -0-/-0-
Brian C. Cook ....................       -0-              -0-           16,080/30,625           -0-/-0-
Ronald N. Durchfort ..............       -0-              -0-            3,000/15,000           -0-/-0-
Harry E. Rich ....................       -0-              -0-           29,623/25,000           -0-/-0-
Thomas A. Williams ...............       -0-              -0-           10,000/35,000           -0-/-0-
- ---------------

<F1>     Based on the difference between the mean market price on the date of exercise and the option price.
<F2>     Based on the difference between the mean price at Fiscal Year-end and the option price.

Long Term Incentive Plans

    The Corporation has no long-term incentive plans under which any of the Executive Officers named in the Summary Compensation Table on page 12 of this Proxy Statement received any award during the periods covered.


Stock Purchase Plan of 1977

    Substantially all salaried and commissioned employees, including Executive Officers, may participate in the Stock Purchase Plan of 1977 after twelve months' employment with the Corporation. Under this Plan, stock may be purchased from the Corporation at 85 percent of its market value on the date of purchase, or it may be purchased by the Trustee in the open market. In the latter case, the Corporation and its participating subsidiaries contribute to the Plan an amount equal to 17.647 percent of the Participants' contributions, which is equivalent to 15 percent of the purchase price of the stock to the Participants.

    The Summary Compensation Table on page 12 of this Proxy Statement sets out in the last column the amounts of contributions by the Corporation to the Plan for the persons named in that table.


                         BOARD OF DIRECTORS AND STANDING
                             COMMITTEES OF THE BOARD

Board of Directors

    During the Fiscal Year ended February 3, 1996, the Board of Directors of the Corporation met at regular and special meetings on seven separate occasions. Each of the Directors, except for Mr. Richard A. Liddy, attended not less than seventy-five percent (75%) of the meetings of the Board of Directors and of all committees of the Board of Directors of which each such person was a member. The Board of Directors has established standing Audit, Compensation, Executive and Governance and Nominating Committees.


Audit Committee

    The Audit Committee of the Board of Directors presently is composed of six members of the Board of Directors who are not Officers or employees of the Corporation or of any of its subsidiaries. Each member of the Audit Committee is regarded as independent of the management of the Corporation and as free from any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as an Audit Committee member. The Chairman of the Audit Committee is appointed by the Board of Directors on the recommendation of the Board's Governance and Nominating Committee. The members of the Audit Committee serve for a term of one year or until their successors are appointed.

    The responsibilities of the Audit Committee are: to select the independent public accountants for the Corporation; to review with the independent public accountants their annual audit plans, including the degree of coordination with the Corporation's internal audit plans; to review proposed audit fees; to be informed of the use of the independent public accountants for significant management advisory services; to obtain explanations from management for all significant variances in the financial statements between years; to request an explanation of changes in accounting standards or rules that have an effect on the financial statements; to inquire about the existence and substance of any significant accounting accruals, reserves or estimates made by management that had a material impact on the financial statements; to inquire if there were any significant financial reporting issues discussed during the accounting period and, if so, how they were resolved; during private meetings with the independent public accountants, to request of them their opinions on various matters including the quality of financial and accounting personnel and the internal audit staff; to discuss with management and the independent public accountants the substance of any significant issues concerning litigation, contingencies, claims or assessments including tax matters, and to understand how such matters are reflected in the Corporation's financial statements; to review with the independent public accountants their recommendations on accounting procedures and internal controls arising from the annual audit as well as management's response to such recommendations; to review the internal audit plans and scopes; to review, at least annually, the status of compliance with the Corporation's Business Conduct Policies and to inquire as to whether there have been any reported cases of noncompliance or violations; and to instruct the independent public accountants and the internal audit staff that the Audit Committee expects to be advised if there are any areas that require its special attention.

    The members of the Audit Committee are Mr. Daniel R. Toll, Chairman; Mrs. Julie C. Esrey; Mr. Richard A. Liddy; Mr. William E. Maritz; General Edward C. Meyer, Retired; and Mr. Morton I. Sosland. During the Fiscal Year ended February 3, 1996, the Audit Committee met on three separate occasions.


Compensation Committee

    The Compensation Committee of the Board of Directors presently is composed of five members of the Board of Directors who are not Officers or employees of the Corporation or of any of its subsidiaries. The Chairman of the Compensation Committee is appointed by the Board of Directors on the recommendation of the Board's Governance and Nominating Committee. The members of the Compensation Committee of the Board of Directors serve for a period of one year or until their successors are appointed.

    The responsibilities of the Compensation Committee are: to determine the salaries and Annual Incentive Awards of the Officers and other executives and key management employees of the Corporation and its subsidiaries; to review and approve proposed changes in the salaries of other management employees; to approve the participation of executives and other key management employees in the Corporation's various compensation plans; to approve and recommend to the Board of Directors (where appropriate) any changes which are indicated in the Corporation's compensation programs; to monitor the Corporation's policies and practices regarding promotion and management development; to counsel senior management regarding assignment of responsibilities to managers; to ensure continuity of experienced, qualified management at senior levels within the Corporation; and to monitor the performance of the Chief Executive Officer and assure continuity in this position, making appropriate recommendations to the Board of Directors.

    The members of the Compensation Committee are Mr. Joseph L. Bower, Chairman; Mrs. Joan F. Lane; Mr. John D. Macomber; Mr. Morton I. Sosland; and Mr. Daniel R. Toll. During the Fiscal Year ended February 3, 1996, the Compensation Committee met on five separate occasions.

Compensation Committee Interlocks and Insider Participation

    Of the members of the Compensation Committee identified in the preceding paragraph, none ever has been an employee of the Corporation.


Executive Committee

    The Bylaws of the Corporation provide that the Executive Committee of the Board of Directors, presently composed of Mr. B. A. Bridgewater, Jr., Chairman; Mr. Joseph L. Bower; Mrs. Joan F. Lane; Mr. Harry E. Rich; and Mr. Daniel R. Toll; shall have and may exercise, so far as is permitted by law, all of the powers and duties of the Board in the direction of the management of the business and affairs of the Corporation during the intervals between meetings of the Board of Directors which may lawfully be delegated to it by the Board of Directors, except with respect to certain categories of matters which expressly have been reserved to the full Board of Directors. The Executive Committee of the Board of Directors also performs Finance Committee functions. The Executive Committee did not meet during the Fiscal Year ended February 3, 1996.


Governance and Nominating Committee

    The Governance and Nominating Committee of the Board of Directors presently is composed of four members of the Board of Directors who are not Officers or employees of the Corporation or any of its subsidiaries. The Chairperson of the Governance and Nominating Committee is appointed by the Board of Directors on the recommendation of this Committee. Members of the Governance and Nominating Committee serve for a period of one year or until their successors are appointed.

    The responsibilities of the Governance and Nominating Committee are: to develop appropriate criteria for serving as a member of the Board of Directors and to screen, interview and recommend to the Board of Directors suitable candidates for positions on the Board of Directors; to evaluate the structure and composition of the Board of Directors, including the number and responsibilities of the Standing Committees of the Board and to recommend changes as indicated by this evaluation; to recommend chairmen and committee members of each of the Standing Committees of the Board of Directors; to review the elements and levels of Director compensation and the service of Directors and to recommend any changes as indicated by this review; and to recommend to the Board of Directors, prior to each Annual Shareholders' Meeting, suitable persons to be designated by the Board of Directors as nominees for election by the Shareholders to the office of Director of the Corporation, together with their placement within the Corporation's classified Board structure as it was adopted on November 2, 1954.

    The Governance and Nominating Committee will consider suggestions from all sources, including Shareholders, regarding possible Directorial candidates. Such suggestions should be submitted to the Vice President, General Counsel and Corporate Secretary of the Corporation, in the manner and within the time required by the Bylaws of the Corporation.

    The members of the Governance and Nominating Committee are Mrs. Joan F. Lane, Chairperson; Mr. John D. Macomber; Mr. William E. Maritz; and General Edward C. Meyer, Retired. Upon the retirement of Mrs. Lane at the Annual Shareholders' Meeting on May 23, 1996, Mr. Maritz will succeed Mrs. Lane as

Chairperson of the Committee. During the Fiscal Year ended February 3, 1996, the Governance and Nominating Committee met on two separate occasions.


                          COMPENSATION COMMITTEE REPORT

    The policy of the Compensation Committee of the Board of Brown Group, Inc. is to provide compensation programs that attract, motivate, and help retain a highly qualified management team to meet the special management requirements of this Corporation. These programs are not only central to the successful operation of the stable and growing elements of the Corporation, but also provide important incentives to management responsible for restructuring, renewal and rebuilding. In these two ways the programs align closely the interests of management with those of Shareholders.


Statement of Purpose

    The Committee believes that compensation programs must be in place to enable the Corporation to attract a limited number of executives with critical experience for key positions, and to retain and motivate strong, capable management during an extended period of change and rebuilding. At the same time, the cost of management compensation must bear a reasonable relationship to the performance of the company and the total return to shareholders on their investment in the company. The purposes of the programs approved and actions taken by the Compensation Committee continue to be as follows:

   * Encourage and reward an entrepreneurial spirit and business success each year in the operating divisions of the Corporation, and, at the same time, build the structure and teamwork necessary for profitable long-term growth in the footwear business.

   * Recognize and reward success in identifying and implementing necessary structural changes, including consolidation and closing of business units, plants, and retail stores and associated overhead reduction throughout the Corporation; and with special emphasis on developing valuable new business initiatives. Success in making these changes over time, and continued aggressive management of the Corporation's growth businesses continue to position the Corporation to move forward with encouraging prospects.

   * Provide executives who succeed within the Corporation the opportunity to build capital value through stock options and restricted stock, as long as Shareholders build corresponding value; and, conversely, give executives strong disincentives to join competitors in businesses often characterized by executive job-switching.


Cash Pay Levels

    To achieve these purposes, the Committee has set total cash compensation levels that are reasonable in view of the practices of other footwear companies, including the "Peer Group" companies reflected in the tables following this report, and other large companies with whom Brown Group competes for management. Competitive survey data for industry-related and other large companies and "Peer Group" companies is provided by an independent compensation consulting firm. In this total cash compensation program, a combination of the executive's salary and a target annual incentive payment approximates competitive total cash pay. Salaries are reviewed annually and are determined based on the committee's evaluation of this competitive survey data, specific executive responsibilities, the changing nature of these responsibilities, performance, and the competitive environment for attracting and retaining footwear executives. Total cash compensation each year can be increased or decreased substantially by the Committee by awarding an annual incentive payment based on each recipient's performance in achieving financial and management objectives.

    The amount of the annual incentive payment portion of total cash compensation each year has normally been based half upon the achievement of specific financial objectives, and half upon the achievement of specific management objectives, as explained on page 13 of this Proxy Statement. The financial objectives are based on net earnings and on return on invested capital. Management objectives have been related specifically to controllable and, where possible, measurable elements of each participant's position.

    The competitive survey data described above have indicated that these practices placed Brown Group's cash pay levels generally near the median of the "Peer Group" companies cited previously, and generally in the mid-range of other large companies with whom Brown Group competes for management. However, there has been a great deal of change among the companies with whom Brown Group competes: of the original "Peer Group" of nine competitors, two have taken bankruptcy and one has been acquired. Further, Brown Group has disposed of the Fabric business, in which three of the original "Peer Group" companies competed. Earnings of all similar companies have been under extreme pressure, and current and future pay practices may differ from those disclosed by historical survey data.

    Considering these factors and the Company's financial performance in 1995, the Committee approved payment of less than 10% of the planned incentive payments for 1995. Further, a modified incentive plan has been put in place for 1996 which is tied more closely to financial objectives, and provides lower cash incentive payments unless demanding financial goals are achieved. Conversely, to maintain strong management incentive to improve earnings and total return to shareholders, more aggressive use has been made of stock options, as is discussed in the following section.


Long-Term Stock Incentives

    The Committee also administers a long-term restricted stock and stock option program. Restricted stock awards to senior management in 1995, and the past several years, have aligned the interest of management with those of the Shareholders and, because of the 8-year holding period required prior to the full lapse of restrictions, have been an important influence in Executive retention. The size of restricted stock and stock option grants has been based on comparison with the practices of other footwear companies, including the "Peer Group" companies reflected in the table following this report, and other large companies with whom Brown Group competes for management. Comparative long-term stock incentive practices of these companies are surveyed periodically by an independent compensation consulting firm, and such a survey was conducted and reviewed by the committee in 1995. We observe that our practices in granting stock awards have been generally competitive with those of the "Peer Group" companies cited previously.

    In 1995 the extensive decline in earnings and in the price of the company's stock led the Committee to reduce cash incentive payments sharply, and to shift to greater emphasis on stock options to align management's interest as closely as possible with those of the shareholders. The Committee, therefore, strongly recommends shareholder approval of the amendments to the Stock Option and Restricted Stock Plan of 1994 which are described on pages 26 to 29 of this Proxy Statement.


CEO Compensation

    In January, 1995, the Committee increased the salary of the Chief Executive Officer to $725,000 in order to reflect the successful restructuring of the Company and the survey data discussed above. His total compensation for 1995 was reduced, however, because no incentive payment was made for 1995. The Company did not achieve financial performance levels required for a minimum payout. But also, despite the achievement of several important management objectives that might normally be the basis for an award, the Committee concluded that in the circumstances of the severe decline in earnings and total return to stockholders during 1995, no incentive payment to the Chief Executive Officer or to most other members of Senior Management of the company was appropriate.


Restricted Stock and Stock Option Awards

    As noted above, Brown Group has made significant use of stock options as a long-term incentive for management. For this reason, it is a long-standing policy of the Company not to make option awards to executives over the age of
60. Because of his age, no stock option awards were made to the Chief Executive Officer.

    In 1995, restricted stock totaling 2,000 shares was made to one Executive Officer and stock option grants for an aggregate of 225,000 shares were made to fourteen Executive officers of the Corporation. The restricted stock awards and the stock option grants made to the Executive Officers in 1995 were determined by the Committee on the basis of the factors discussed above with respect to the cash and long-term stock incentive compensation of the Executive Officers, and on the Committee's judgment as to the level at which such awards would, in each particular case, serve the purpose of restricted stock and stock option grants: to continue to align the interest of management with those of Shareholders, and to strengthen management's commitment to the Corporation.
The Committee notes that the continuing granting of Stock Options and Restricted Stock to increase the stock ownership of Senior Management was strongly endorsed by the Shareholders two years ago, when the Stock Option and Restricted Stock Plan of 1994 was approved by the positive vote of 93 percent of the votes cast by Shareholders.

    The Omnibus Budget Reconciliation Act of 1993 limits deductibility of certain compensation for the Chief Executive Officer and the additional four Executive Officers who are highest paid and employed at year end to $1 million per year, effective for tax years beginning on or after January 1, 1994. In 1995, no Brown Group executive received compensation of $1 million or more.
The policy of the Committee related to this statutory provision is to establish and maintain a compensation program that maximizes the creation of long-term Shareholder value. Action is expected to be taken to qualify the Corporation's compensation approaches for deductibility to the extent consistent with the objectives of the Corporation's executive compensation program and with maintaining competitive compensation.

    The Committee believes the restricted stock and stock option plan has been an important influence in enabling the Corporation to retain and motivate strong management and that it will play an even more important role in the future. We invite the Stockholders' attention to the eight-year holding period required for a full lapse of restrictions on ownership, which is intended to strengthen the management retention value of the plan. Also note the limitation of 300,000 shares placed on prospective granting of restricted stock. We recommend that the Stockholders approve its continuation by approving the modifications to the Stock Option and Restricted Stock Plan of 1994 described on pages 26 to 29 of this Proxy Statement.

                                      Respectfully submitted,

                                      COMPENSATION COMMITTEE OF THE BROWN
                                      GROUP, INC. BOARD OF DIRECTORS

                                      Mr. Joseph L. Bower, Chairman
                                      Mrs. Joan F. Lane, Member
                                      Mr. John D. Macomber, Member
                                      Mr. Morton I. Sosland, Member
                                      Mr. Daniel R. Toll, Member

                         PERFORMANCE OF THE CORPORATION

    Set forth below is a line graph, for the last five years, comparing the cumulative total Shareholder returns on the Corporation's Common Stock against the cumulative total returns of two assumed Peer Group Indices and the Standard & Poor's Composite-500 Index, with investment weighted based on market capitalization. The Corporation's Fiscal Year ends on the Saturday nearest to each January 31; accordingly, share prices are as of the last business day in each Fiscal Year.

                  Comparison of 5-Year Cumulative Total Returns

                                1/31/92   1/29/93   1/28/94   1/27/95  02/02/96
                               --------  --------  --------  --------  --------

Brown Group, Inc.              $111.61   $132.95   $165.14   $157.87   $ 70.35
Peer Group No. 1               $148.99   $142.62   $123.03   $106.57   $112.61
Peer Group No. 2               $157.99   $146.70   $117.91   $ 77.62   $ 70.32
S&P 500 Index                  $122.69   $135.67   $152.00   $153.47   $212.93

                               [PERFORMANCE GRAPH]

    The following table is derived from the data shown in the foregoing line graph and is intended to assist Shareholders in evaluating their total returns on an annual basis for various holding periods.

             Compound Annual Rate of Total Returns to Shareholders*

                                5 Year    4 Year    3 Year    2 Year    1 Year
                               --------  --------  --------  --------  --------

Brown Group, Inc.                -6.79%   -10.90%   -19.12%   -34.73%   -55.44%
Peer Group No. 1                  2.40%    -6.76%    -7.57%    -4.33%     5.67%
Peer Group No. 2                 -6.80%   -18.32%   -21.74%   -22.77%    -9.40%
S&P 500 Index                    16.32%    14.78%    16.21%    18.36%    38.74%

- ---------------

* For indicated holding periods, in Fiscal Years of the Corporation corresponding to the previous graph, ended February 2, 1996.

    The Peer Group No. 1 Index depicted in the foregoing line graph and table consists of six companies believed now to be engaged in similar businesses:
Edison Brothers Stores, Inc., GENESCO Inc., Nine West Group, Inc. (added to the "Peer Group" in 1994), The Stride Rite Corporation, The United States Shoe Corporation (through 1994; that company was dissolved in 1995) and Wolverine World Wide, Inc. The Peer Group No. 2 Index depicted in the foregoing line graph and table includes Edison Brothers Stores, Inc., GENESCO Inc., The Stride Rite Corporation and Wolverine World Wide, Inc. This is the original peer group established in 1992, adjusted to reflect the acquisition of The United States Shoe Corporation's footwear business by Nine West Group, Inc. and the Corporation's divestiture of its fabric business. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These indices are included for comparative purposes only and do not indicate an opinion of management that such indices are necessarily an appropriate measure of the relative performance of the Corporation's Common Stock.

                                       (B)
               AMENDMENT TO THE BROWN GROUP, INC. STOCK OPTION AND
                          RESTRICTED STOCK PLAN OF 1994

    The amendment to the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1994 (the "Plan") would increase the aggregate number of shares of Common Stock available for purchase pursuant to the Plan from 750,000 to 1,575,000 shares (subject to adjustment for future stock dividends, stock splits and other changes in capitalization as described in the Plan). In conjunction with this proposed increase in the aggregate number of shares available under the Plan, the amendment would increase the number of shares which could be granted to any one Participant under the Plan from 75,000 to 157,500. The amendment, however, would allow no more than 300,000 of the additional 825,000 shares of Common Stock to be used to satisfy Restricted Stock grants under the Plan. The amendment would also remove a temporary transition rule with respect to the composition of the Compensation Committee which is no longer applicable. The Board of Directors of the Corporation at its March 7, 1996 meeting adopted a resolution proposing the amendment to the Plan (the "Amendment"), conditioned upon Shareholder approval. The amendment which has been adopted by the Board of Directors is set out as Exhibit 2 to this Proxy Statement. The Plan, as proposed to be amended, is set out in full as Exhibit 3 to this Proxy Statement.


Summary of the Plan as Proposed to be Amended

    The purposes of the Plan are to motivate certain key employees of the Corporation to improve the performance of the Corporation and the value of its stock through achieving gains in earnings, improvements in return on assets and return on the equity of the Corporation, and to provide a means to enable the Corporation to secure and retain valuable personnel by making such individuals participants in the success of the Corporation. A further purpose of the Plan is to provide for the granting of Common Stock to non-employee directors in order to promote their equity interest in the Corporation.

    The Plan is administered by the Compensation Committee, which is composed of two or more directors appointed by the Board of Directors from those members who are not eligible to receive, and who have not at any time within one year prior to their appointment as Compensation Committee members received, discretionary grants of the Corporation's equity securities pursuant to the terms of the Plan or any other plan of the Corporation or its parent or subsidiaries. In addition, with respect to the grant of stock options, stock appreciation rights and Restricted Stock, no member of the Compensation Committee making such grants shall: (1) be a current employee of the Corporation, or a parent or subsidiary; (2) be a former employee of the Corporation, or a parent or subsidiary, who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (3) have been an Officer of the Corporation, or a parent or subsidiary; or (4) receive remuneration from the Corporation, or a parent or subsidiary, either directly or indirectly in any capacity other than as a Director.

    Key employees of the Corporation and its subsidiaries are eligible for awards under the Plan. The Compensation Committee has full authority to determine which employees are "key employees" for purposes of the Plan and to determine, subject to the terms of the Plan, the amount and form of all awards. If the proposed amendment is approved by the Shareholders, the maximum number of shares for which options and Stock Appreciation Units could be granted to any one participant during the 10-year period beginning March 3, 1994 would be 157,500. In addition, if the proposed amendment is approved by the Shareholders, no more than 300,000 of the additional 825,000 shares of Common Stock covered by the Plan could be used to satisfy Restricted Stock grants under the Plan. The shares available for use under the Plan consist of authorized but unissued shares of the Corporation's Common Stock, reacquired shares, or both.

    The Plan also provides for the granting of Common Stock to non-employee Directors ("Director Stock") in order to promote their equity interest in the Corporation. Each new non-employee Director in office on the date the Plan became effective was granted 1,000 shares of Director Stock. In addition, under the terms of the Plan, each new non-employee Director is automatically granted 1,000 shares of Director Stock on the date such new non-employee Director assumes office. Thereafter, on the last business day before each subsequent Annual Meeting of Shareholders of the Corporation, each non-employee Director then in office, who is not the Chairman of a Committee of the Board of Directors, is automatically granted 250 shares of Director Stock. Each non-employee director then in office who is the Chairman of a Committee of the Board of Directors is automatically granted 350 shares of Director Stock.

    Stock Option Awards under the terms of the Plan are intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, to the extent such treatment is available. The aggregate fair market value of Common Stock, valued at the time of grant, with respect to which Incentive Stock Options granted to an individual (under the Plan or any of the Corporation's other option plans) may become exercisable for the first time in any calendar year shall not exceed $100,000. Options granted in excess of this limitation do not qualify as Incentive Stock Options. All options are awarded at an option price which is equal to the Fair Market Value, as defined in the Plan, on the date on which the option is granted. The options are exercisable as follows: after one year from the date of grant, the optionee may purchase up to one-fourth of the total number of shares; after two years from the date of grant, the optionee may purchase, on a cumulative basis, up to one-half of the total number of shares; after three years from the date of grant, the optionee may purchase, on a cumulative basis, up to three-fourths of the total number of shares; and after four years, but prior to the end of the tenth year from the date of grant, the optionee may purchase, on a cumulative basis, up to 100 percent of the total number of shares.

    The purchase price of an option may be paid in cash, or, in the discretion of the Compensation Committee, by tender of shares of the Corporation's Common Stock having a Fair Market Value equal to the option price or by any combination of cash and stock; however, no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless such shares have been held by the optionee for at least one year and at least two years have elapsed since such Incentive Stock Option was granted.

    A stock appreciation award consists of a number of Stock Appreciation Units determined by the Compensation Committee. An award is granted only in tandem with a Stock Option and is for the same term as such underlying option. Each stock appreciation award entitles the recipient thereof to be paid in cash or Common Stock of the Corporation (or any combination thereof as determined by the Compensation Committee) the amount by which a share of the Corporation's Common Stock has appreciated in Fair Market Value from the date of the award until the date on which the participant elects payment.

    The exercise of an option causes a corresponding reduction in Stock Appreciation Units previously credited to the participant. In addition, payment of a stock appreciation award causes a corresponding cancellation of the same number of options.

    Shares of Restricted Stock are granted at no cost to the participant and delivered at the time of the grant but are subject to forfeiture until certain specified conditions are met. Each certificate representing shares of Restricted Stock bears a legend referring to the Plan, the risk of forfeiture of the shares and the fact that such shares are non-transferable until the restrictions have been satisfied and the legend has been removed. The participant is entitled to full voting and dividend rights with respect to such shares from the date of grant. Shares vest in the participant and the restrictions lapse as follows: one-half of the shares after four years from the date of grant, an additional one-fourth after six years, and the remaining one-fourth after eight years.

    A participant is entitled to receive shares of Restricted Stock free of restrictions only if he is at the time of the lapse of such restrictions in the employ of the Corporation (or a parent or subsidiary) and has been continuously so employed since the date of grant except in the case of retirement or death. If employment is terminated by retirement on or after age 65, or prior to age 65 with the consent of the Compensation Committee, all previously granted shares of Restricted Stock still subject to the restrictions set forth above become immediately free of such restrictions. If employment is terminated because of disability, the participant is treated as continuing in the employ of the Corporation for purposes of fulfilling the restriction period. In the event of death, all shares of Restricted Stock not yet free of the restrictions become immediately free of such restrictions.

    The Plan terminates on March 3, 2004, which is ten years after the date on which the plan was originally approved by the Board of Directors, and no additional options, stock appreciation awards or shares of Restricted Stock may be granted after that date. The termination of the Plan does not affect any unexercised options, stock appreciation awards or shares of Restricted Stock which have not vested and which are outstanding at the time of termination of the Plan. The Board of Directors may, at any time prior to March 3, 2004, terminate the Plan or, with certain exceptions, make such modifications to the Plan as it considers appropriate.

    In the event that (1) any person other than the Corporation acquires more than 25 percent of the Corporation's Common Stock, (2) the Corporation is liquidated or dissolved following a sale of all or substantially all of its assets, or (3) the Corporation is not the surviving parent corporation resulting from any merger or consolidation to which it is a party, then any outstanding option, stock appreciation award or unvested shares of Restricted Stock held by an employee of the Corporation or any parent or subsidiary of the Corporation shall immediately mature and vest in full. In such event (1) in the case of options of Stock Appreciation Units, payment will be made of an amount equal to the difference between the aggregate exercise price of such option or Unit and the aggregate Fair Market Value of the shares subject thereto, or (2) in the case of Restricted Stock, all restrictions with respect to such stock will be removed. The Board of Directors may, however, by unanimous resolution provide that such maturity shall not result from any event specified in clause (3) above.

    Although it is not possible or appropriate at this time to determine the identities or positions of those certain key management employees to whom shares of Restricted Stock under the Plan may be granted, it is intended that such grants will be made to approximately 25 to 50 high performance, high potential individuals each year during the life of the Plan who are best in a position to cause significant improvements in the performance of the Corporation.


Vote Required

    The affirmative vote of a majority of the Corporation's Common Stock outstanding will constitute approval of the Amendment to the Plan. The Board of Directors of the Corporation recommends a VOTE FOR such approval of the Amendment.


                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and with the New York and Chicago Stock Exchanges. Executive Officers, Directors and greater-than-ten-percent Shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of such reports furnished to the Corporation, or written representations that no such reports were required, the Corporation believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the Fiscal Year ended February 3, 1996.


                                     VOTING

    Under the New York Business Corporation Law (the "BCL") and the Corporation's Certificate of Incorporation, the presence, in person or represented by Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of Shareholders to take action at the Annual Meeting. For these purposes, shares which are present, or represented by Proxy, at the Annual Meeting will be counted as present, regardless of whether the holder of the shares or Proxy fails to vote on a particular matter or whether a broker with discretionary voting authority fails to exercise such authority with respect to any particular matter. Once a quorum of Shareholders is established, the affirmative vote of a plurality of the shares which are present in person or represented by Proxy at the Annual Meeting is required to elect each Director. The affirmative vote of a majority of the shares which are present in person or represented by Proxy and entitled to vote at the Annual Meeting is required to act on any other matter properly brought before the Annual Meeting.

    Shares represented by Proxies which are marked "vote withheld" with respect to the election of any person to serve on the Board of Directors will not be considered in determining whether such a person has received the affirmative vote of a plurality of the shares. Shares represented by Proxies which are marked "abstain" with respect to any other proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such Proxies will not have the effect of a "no" vote. Shares represented by Proxies which deny the Proxy-holder discretionary authority to vote on a proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such Proxies will not have the effect of a "no" vote.

    The Corporation knows of no other matters to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the Proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such Proxies.


                              SHAREHOLDER PROPOSALS
                             FOR 1997 ANNUAL MEETING

    Proposals of eligible Shareholders intended to be presented at the 1997 Annual Meeting, currently scheduled to be held on May 22, 1997, must be received by the Corporation by December 18, 1996 for inclusion in the Corporation's Proxy Statement and Proxy relating to that meeting. Upon receipt of any such proposal, the Corporation will determine whether or not to include such proposal in the Proxy Statement and Proxy in accordance with regulations governing the solicitation of proxies.

    In order for a Shareholder to nominate a candidate for Director, under the Corporation's Bylaws timely notice of the nomination must be received by the Corporation in advance of the meeting. Ordinarily, such notice must be received by the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by such Shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The Shareholder filing the notice of nomination must describe various matters regarding the nominee, including such information as
(a) the name, age, business and residence addresses, occupation and shares held of such person; (b) any other information relating to such nominee required to be disclosed in the Proxy Statement; and (c) the name, address and shares held by the Shareholder.

    In order for a Shareholder to bring other business before a Shareholder meeting, under the Corporation's Bylaws timely notice must be received by the Corporation within the time limits described above. A Shareholder's notice shall set forth as to each matter the Shareholder proposes to bring before the Annual Meeting various information regarding the proposal, including (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons therefor, (b) the name and address of such Shareholder proposing such business, (c) the number of shares of Common Stock of the Corporation which are beneficially owned by such Shareholder and (d) any material interest of such Shareholder in such business. These requirements are separate from and in addition to the requirements a Shareholder must meet to have a proposal included in the Corporation's Proxy Statement.

    In each case, notice must be given to the Vice President, General Counsel and Corporate Secretary of the Corporation, whose address is 8300 Maryland Avenue, St. Louis, Missouri 63105. Any Shareholder desiring a copy of the Corporation's Bylaws will be forwarded one without charge upon written request from such individual.

                              INDEPENDENT AUDITORS

    Ernst & Young LLP were the auditors for the Corporation for the year ended February 3, 1996, and the Board of Directors, on the recommendation of its Audit Committee, has engaged that firm as auditors for the year ending February 1, 1997. Representatives of that firm will be present at the Annual Meeting to respond to appropriate questions that may be raised, and they will have an opportunity to make a statement, if they so desire.


                                  MISCELLANEOUS

    The Corporation will bear the cost of solicitation of Proxies. Proxies will be solicited by mail. They also may be solicited by Executive Officers and regular employees of the Corporation personally or by telephone or telegram, but such persons will not be specifically compensated for such services. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred therein.

    Even though you plan to attend the meeting in person, please sign, date and return the enclosed Proxy promptly. The person giving a Proxy has the power to revoke it, at any time before it is exercised, by giving written notice of revocation to the Vice President, General Counsel and Corporate Secretary of the Corporation or by duly executing and delivering a Proxy bearing a later date, or by attending the Annual Meeting and casting a contrary vote. All shares represented by Proxies received in time to be counted at the Annual Meeting will be voted. A postage paid, return addressed envelope is enclosed for your convenience. Your cooperation in giving this your immediate attention will be appreciated.


                                      Robert D. Pickle
                                      Vice President, General Counsel
                                      and Corporate Secretary

St. Louis, Missouri 63105
April 17, 1996

                                                                      EXHIBIT 1

                                   ARTICLE II

    "Section 1. Number. The number of directors within the maximum and minimum limits provided for in the Certificate of Incorporation may be changed from time to time by the shareholders or by the Board of Directors by an amendment to these Bylaws. Subject to amendment of these Bylaws, as aforesaid, the number of directors of the Corporation shall be eleven. Such directors shall be classified in respect of the time for which they shall severally hold office, by dividing them into two classes consisting of four directors each and one class consisting of three directors. At each annual election, the successors of the directors of the class whose term shall expire in that year, shall be elected to hold office for the term of three years so that the term of office of one class of directors shall expire in each year. The Board of Directors shall not choose as a director to fill a temporary vacancy any person over the age of seventy years, and shall not recommend to the stockholders any person for election as a director for a term extending beyond the Annual Meeting of Stockholders following the end of the calendar year during which he attains his seventieth birthday, provided, however, that this shall not apply to directors elected or holding office at the time of the Annual Meeting of Stockholders in 1967; and provided further, that this shall not prevent the designation by the Board of such person as an Honorary Director, to serve without vote."

                                                                      EXHIBIT 2

                       AMENDMENT TO THE BROWN GROUP, INC.
                 STOCK OPTION AND RESTRICTED STOCK PLAN OF 1994

    WHEREAS, Brown Group, Inc. ("Company") previously adopted the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1994 ("Plan"); and

    WHEREAS, the Company retained the right to amend the Plan pursuant to
Section XII thereof; and

    WHEREAS, the Company desires to amend the Plan to make an additional 825,000 shares of Company Common Stock available for use under the Plan, no more than 300,000 of which may be used for grants of Restricted Stock, to increase the number of shares for which options and stock appreciation rights may be granted to any one Participant during the ten-year period beginning March 3, 1994 to 157,500, and to make certain other amendments effective as of March 7, 1996;

    NOW, THEREFORE, effective as of March 7, 1996, the Plan is amended as follows:

    1.   Section III is deleted and replaced with the following:

         The stock which may be issued and either granted or sold under this Plan or pursuant to which stock appreciation awards may be satisfied shall not exceed, in the aggregate, 1,575,000 shares of the Company's Common Stock. Notwithstanding the preceding sentence, no more than 300,000 of the 825,000 additional shares of the Company's Common Stock authorized to be issued, granted or sold under this Plan pursuant to this Amendment may be granted as Restricted Stock. If an option and/or stock appreciation award expires or is terminated or surrendered without having been fully exercised or shares of Restricted Stock are forfeited, the unpurchased shares or forfeited shares of Common Stock subject to the option, stock appreciation award or grant of Restricted Stock shall again be available for the purposes of the Plan provided, however, that such shares shall be available for grants of Restricted Stock only to the extent previously available to be issued as Restricted Stock. The number of shares for which options and stock appreciation rights can be granted to any one Participant during the ten-year period beginning March 3, 1994 shall be 157,500 shares.

    2. The first three paragraphs of Section X are deleted and replaced with the following:

         A. Composition. The Compensation Committee shall consist of two or more members of the Board of Directors who are not eligible to receive and who have not at any time within one year prior to their appointment as Compensation Committee members received discretionary grants of the Company's equity securities pursuant to the terms of this Plan or any other plan of the Company or its Parent or Subsidiaries. In addition, with respect to the grant of stock options, stock appreciation rights and Restricted Stock, such member ("Outside Director") shall not:

         (1) be a current employee of the Company, or a Parent or Subsidiary;

         (2) be a former employee of the Company, or a Parent or Subsidiary, who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;

         (3) have been an officer of the Company, or a Parent or Subsidiary;

         (4) receive Remuneration from the Company, or a Parent or Subsidiary, either directly or indirectly in any capacity other than as director.

         The Outside Directors may be a sub-committee of the Compensation Committee or comprise the whole committee. If a sub-committee, their deliberations shall be separate and reported directly to the full Board of Directors for any further action required. "Remuneration" and "Officer" as used herein shall be determined in accordance with Treasury Regulation
    Section 1.162-27(e)(3) or any successor thereto.

    IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and become effective as of the 7th day of March, 1996.

                                          BROWN GROUP, INC.

                                          By  /s/  B. A. BRIDGEWATER, JR.
                                              ---------------------------------
                                              B. A. Bridgewater, Jr.
                                              Chairman of the Board of
                                              Directors, President and Chief
                                              Executive Officer
[SEAL]

ATTEST:

/s/  ROBERT D. PICKLE
- ---------------------------------
Robert D. Pickle
Vice President, General Counsel
and Corporate Secretary

                                                                      EXHIBIT 3

                  BROWN GROUP, INC. STOCK OPTION AND RESTRICTED
                  STOCK PLAN OF 1994, AS PROPOSED TO BE AMENDED

SECTION I.  PURPOSE

    The purpose of this Plan is to provide an incentive to and to encourage ownership of the Company's stock by the grant of stock options, restricted stock and stock appreciation awards to certain "Key Employees" and by the grant of Director Stock to "Non-Employee Directors" of the Company or its subsidiaries. It is intended that all options granted pursuant to the Plan will qualify as Incentive Stock Options, as defined in Section 422(b) of the Internal Revenue Code of 1986, except for those options granted pursuant to the Plan which are in excess of the limitations set forth in Section 422(d).


SECTION II.  DEFINITIONS

    A.   "Board of Directors" means the board of directors of the Company.

    B. "Company Stock" means shares of the Common Stock, par value $3.75 per share, of the Company.

    C. "Company" means Brown Group, Inc., a New York corporation, or any successor thereto.

    D. "Compensation Committee" means the committee established by the Board of Directors of the Company pursuant to Section IX.

    E. "Director Stock" means shares of Common Stock granted to a Non-Employee Director pursuant to Section VIII of the Plan.

    F.   "Effective Date" means May 26, 1994.

    G. "Fair Market Value" as of a given date, means the mean between the high and low selling prices on the New York Stock Exchange of Common Stock on such given date. In the absence of actual sales on a given date, "Fair Market Value" means the mean between the high and low selling prices on the New York Stock Exchange of Common Stock on the last day preceding such given date on which a sale of the Common Stock occurred.

    H. "Key Employee" means a person who is employed in a position of administrative or managerial responsibility by the Company or a Subsidiary.

    I. "Non-Employee Director" means a director of the Company who is not an employee of the Company or a Subsidiary.

    J. "Parent" means any corporation (other than the Company or a Subsidiary) in an unbroken chain of corporations ending with the Company if at the time of the grant of an option each of the corporations, other than the Company or a Subsidiary, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    K. "Participant" means a Key Employee who is awarded a Stock Appreciation Unit and/or a stock option and/or shares of Restricted Stock hereunder.

    L. "Plan" means this Brown Group, Inc. Stock Option and Restricted Stock Plan of 1994.

    M. "Restricted Stock" means shares of Common Stock granted to a Key Employee pursuant to Section VII of the Plan.

    N. "Stock Appreciation Unit" means, to the extent provided in this Plan and only to that extent, a share of Common Stock.

    O. "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of an option hereunder, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


SECTION III.  STOCK

    The stock which may be issued and either granted or sold under this Plan or pursuant to which stock appreciation awards may be satisfied shall not exceed, in the aggregate, 1,575,000 shares of the Company's Common Stock. Notwithstanding the preceding sentence, no more than 300,000 of the 825,000 additional shares of the Company's Common Stock authorized to be issued, granted or sold under this Plan pursuant to this Amendment may be granted as Restricted Stock. If an option and/or stock appreciation award expires or is terminated or surrendered without having been fully exercised or shares of Restricted Stock are forfeited, the unpurchased shares or forfeited shares of Common Stock subject to the option, stock appreciation award or grant of Restricted Stock shall again be available for the purposes of the Plan provided, however, that such shares shall be available for grants of Restricted Stock only to the extent previously available to be issued as Restricted Stock. The number of shares for which options and stock appreciation rights can be granted to any one Participant during the ten-year period beginning March 3, 1994 shall be 157,500 shares.


SECTION IV.  ELIGIBILITY

    A. A share of Restricted Stock, a stock option, or a stock option in tandem with a stock appreciation award may be granted under the Plan only to a Key Employee.

    B. A share of Director Stock may be granted under the Plan only to a Non-Employee Director.


SECTION V.  STOCK OPTIONS

    A. Option Price. The purchase price for shares of Common Stock under any option granted under this Plan shall be the Fair Market Value for such shares on the date on which such option was granted. Such Fair Market Value shall be set forth in the Option Agreement.

    B. Term and Exercise of Options. An option may be exercised during an option period commencing in the second year and ending ten years from the date on which an option is granted, as follows:

         (1) After one year from the date of grant, the optionee may purchase up to one-fourth of the total number of shares to which his option relates;

         (2) After two years from the date of grant, the optionee may purchase, on a cumulative basis, up to one-half of the total number of shares to which his option relates;

         (3) After three years from the date of grant, the optionee may purchase, on a cumulative basis, up to three-fourths of the total number of shares to which his option relates;

         (4) After four years but prior to the end of the tenth year from the date on which the option is granted, the optionee may purchase, on a cumulative basis, up to 100% of the total number of shares to which his option relates;

provided, however, that except as set forth in Subsections E and F and
Section XIII, no option may be exercised unless the optionee is then in the employ of the Company, a Parent or Subsidiary and shall have been continuously so employed since the date of the grant of his option.

    C. Non-Transferability of Options. Each option granted under the Plan shall by its terms be non-transferable other than by will or by the laws of descent and distribution, and an option may be exercised, during the lifetime of the optionee, only by him.

    D. Termination of Employment. If the employment of an optionee is terminated other than by reason of his death, he may exercise his option, to the extent that he was entitled to exercise it at the date of such termination of employment, at any time within 60 days after such termination; provided, however, that no exercise of any option may take place any later than ten years from the date of the grant of such option. No change in the duties of an optionee, while in the employ of the Company, a Parent or a Subsidiary, or transfer, if still employed after the transfer by the Company, a Parent or a Subsidiary, shall constitute termination of employment.

    E. Death of Optionee. In the event of the death of an optionee, while he is entitled to exercise an option granted under the Plan, his option may be exercised, to the extent that he was entitled to exercise it as of the date of his death, by his estate, or by any person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, at any time within a period of one year after his death, but in no event after ten years from the date of the grant of the option.

    F. Leaves of Absence. The option agreements issued pursuant to the Plan may contain such provisions as the Compensation Committee shall determine with respect to approved leaves of absence.

    G. Payment of Option Price. The purchase price is to be paid in full upon the exercise of an option, either (i) in cash; or (ii) in the discretion of the Compensation Committee, by the tender to the Company of shares of the Common Stock owned by the optionee and registered in his name (other than Restricted Stock which has not yet vested) having a Fair Market Value equal to the cash exercise price of the option being exercised; or (iii) in the discretion of the Compensation Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided, however, that no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an

Incentive Stock Option unless (i) such shares have been held by the optionee for at least one year; and (ii) at least two years have elapsed since such Incentive Stock Option was granted. The proceeds of sale of stock subject to option are to be added to the general funds of the Company or to the shares of the Common Stock held in treasury, and used for the corporate purposes of the Company as the Board of Directors shall determine.

    H. Limitation on Exercise of Options. The maximum aggregate Fair Market Value (determined as of the time an option is granted) of Common Stock with respect to which Incentive Stock Options are first exercisable by an optionee in any calendar year (under all option plans of the Company, its Parent and its Subsidiaries) shall not exceed an aggregate Fair Market Value of $100,000.


SECTION VI.  STOCK APPRECIATION AWARDS

    A. Description. A stock appreciation award shall be that number of Stock Appreciation Units as the Compensation Committee shall from time to time grant. The right to elect to receive such award may be based on criteria determined by the Committee. After the criteria have been met which allow a Participant to elect to receive payment, such election may be made at any time during the remainder of the term of the award. Upon electing to receive payment of a stock appreciation award, a Participant shall receive for such Stock Appreciation Unit as to which payment is elected an amount in cash, in Common Stock or in any combination thereof, as the Compensation Committee shall determine, equal to the amount, if any, by which the Fair Market Value of one share of Common Stock on the date on which such election is made exceeds the Fair Market Value of one share of Common Stock on the date on which the stock appreciation award was granted.

    B. Grant of Award. The Compensation Committee may, in its sole discretion, grant a Key Employee a stock appreciation award in tandem with a stock option; provided, however, that the agreements evidencing the grant of the stock appreciation award and the tandem stock option shall provide that the exercise of an option granted in tandem with a stock appreciation award shall cause a correlative reduction in Stock Appreciation Units theretofore standing to a Participant's credit, and the payment of a stock appreciation award shall cause a correlative cancellation of such option.

    C. Term and Exercise of Award. When a stock appreciation award is granted in tandem with a stock option, it shall have a term equal to the term of such stock option and shall be payable, upon a Participant's election, at the same times, and to the same extent, as such stock option; provided that, notwithstanding the preceding, except as set forth in Subsection G and
Section XIII, no election to receive payment of a stock appreciation award may be made unless the Participant is then in the employ of the Company, a Parent or Subsidiary and shall have been continuously so employed since the date of the grant of his stock appreciation award.

    D. Establishment of Accounts. The Company shall establish a special ledger and shall record the name of each Participant and the number and type of Stock Appreciation Units awarded to such Participant in any year.

    E. Payment of Award. A stock appreciation award shall be paid, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.

    F. Non-Transferability of Award. Except as provided in Subsection G, no stock appreciation award or the rights thereto shall be transferable.

    G. Death. In the event a Participant who has been granted a stock appreciation award in tandem with a stock option dies while still employed by the Company, a Parent or Subsidiary, payment of his stock appreciation award may be elected, to the extent that he was entitled to elect payment as of the date of his death, by his estate, or by any person who acquired the right to make such election by bequest or inheritance or by reason of the death of the Participant, at any time within a period of one year after his death, but in no event after ten years from the date of grant of the stock appreciation award.

    H. Leaves of Absence. The stock appreciation award agreements issued pursuant to the Plan may contain such provisions as the Compensation Committee shall determine with respect to approved leaves of absence.


SECTION VII.  RESTRICTED STOCK

    A. Description. The Compensation Committee may grant to Key Employees shares of the Common Stock reserved pursuant to Section III of the Plan as Restricted Stock. Shares of Restricted Stock shall be issued and delivered at the time of the grant but shall be subject to forfeiture until vested in accordance with Subsection C. Each certificate representing shares of Restricted Stock shall bear a legend referring to this Plan, the risk of forfeiture of the shares and the fact that such shares are non-transferable until vesting restrictions have been satisfied and the legend has been removed. The grantee shall be entitled to full voting and dividend rights with respect to all shares of Restricted Stock, beginning with the date of grant.

    B. Cost of Restricted Stock. Grants of shares of Restricted Stock are considered additional compensation to a Participant, and shares shall be at no cost to the Participant.

    C. Removal of Legend (Vesting). Shares of Restricted Stock granted hereunder shall vest and the restrictions shall lapse as follows:

         (a) after four years from the date of grant, restrictions shall lapse for one-half of the total number of shares subject to the grant;

         (b) after six years from the date of grant, restrictions shall lapse for an additional one-fourth of the total number of shares subject to the grant;

         (c) after eight years from the date of grant, restrictions shall lapse for the remaining one-fourth of the total number of shares subject to the grant;

provided, however, that except as set forth in Subsections E and F and
Section XIII, or as otherwise set forth below, a grantee shall be entitled to receive shares of Restricted Stock free of restrictions only if, at the time of the lapse of such restrictions, such grantee is then in the employ of the Company, a Parent or Subsidiary and shall have been continuously so employed since the date of grant of the shares of Restricted Stock. If he is not so employed, such shares shall be forfeited.

    D. Non-Transferability. Except as provided in Subsection F, shares of Restricted Stock shall not be transferable by a grantee until after the removal of the legend with respect to such shares.

    E. Retirement. If the employment of grantee is terminated due to retirement on or after age 65 or due to retirement prior to age 65 with the consent of the Compensation Committee, all previously-granted shares of Restricted Stock still subject to the restrictions of Subsection C, above, shall become immediately free of such restrictions. If the employment of a grantee is terminated due to retirement for disability, such grantee shall be treated as continuing in the employment of the Company solely for purposes of fulfilling the restrictions in Subsection C above.

    F. Death. In the event of the death of a grantee, all previously-granted shares of Restricted Stock, not yet free of the vesting restrictions of Subsection C, above, shall become immediately free of such restrictions.

    G. Leaves of Absence. The Restricted Stock agreements issued pursuant to the Plan may contain such provisions as the Compensation Committee shall determine with respect to approved leaves of absence.


SECTION VIII.  DIRECTOR STOCK

    A. Grant and Award. On the Effective Date, each Non-Employee Director then in office will automatically be granted 1,000 shares of Director Stock. In addition each new Non-Employee Director will automatically be granted 1,000 shares of Director Stock on the date such new Non-Employee Director assumes office. Thereafter, on the last business day before each subsequent Annual Meeting of Stockholders of the Company, each Non-Employee Director then in office, who is not the Chairman of a Committee of the Board of Directors, will automatically be granted 250 shares of Director Stock. Each Non-Employee Director then in office who is the Chairman of a Committee of the Board of Directors will automatically be granted 350 shares of Director Stock.

    B. Amendment. The provisions of Section XII notwithstanding, in no event may the provisions of this Section VIII be amended more than once every six months other than to comply with changes in the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.


SECTION IX.  ADMINISTRATION

    The Plan shall be administered by the Compensation Committee, except as set forth in Section X. Subject to the express provisions of the Plan, the Compensation Committee shall have complete authority to:

    (A) determine the individuals to whom and the time or times when options and stock appreciation awards and shares of Restricted Stock shall be granted;

    (B) determine the number of shares to be subject to each option, stock appreciation award and grant of Restricted Stock and the terms and provisions of each option, stock appreciation award and Restricted Stock agreement;

    (C)  interpret the Plan;

    (D) prescribe, amend and rescind rules and regulations relating to the Plan; and

    (E) make all determinations not specifically set forth in (A) through (D) above which it considers necessary or advisable for the administration of the Plan.

All determinations by the Compensation Committee with respect to (A) through
(E) above shall be final.


SECTION X.  COMPENSATION COMMITTEE

    A. Composition. The Compensation Committee shall consist of two or more members of the Board of Directors who are not eligible to receive and who have not at any time within one year prior to their appointment as Compensation Committee members received discretionary grants of the Company's equity securities pursuant to the terms of this Plan or any other plan of the Company or its Parent or Subsidiaries. In addition, with respect to the grant of stock options, stock appreciation rights and Restricted Stock, such member ("Outside Director") shall not:

    (1)  be a current employee of the Company, or a Parent or Subsidiary;

    (2) be a former employee of the Company, or a Parent or Subsidiary, who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year;

    (3)  have been an officer of the Company, or a Parent or Subsidiary;

    (4) receive Remuneration from the Company, or a Parent or Subsidiary, either directly or indirectly in any capacity other than as director.

    The Outside Directors may be a sub-committee of the Compensation Committee or comprise the whole committee. If a sub-committee, their deliberations shall be separate and reported directly to the full Board of Directors for any further action required. "Remuneration" and "Officer" as used herein shall be determined in accordance with Treasury Regulation Section 1.162-27(e)(3) or any successor thereto.

    B. Appointment. The members of the Compensation Committee shall be appointed by and shall serve at the pleasure of the Board of Directors, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Compensation Committee.

    C. Chairman, Place of Meetings. The Compensation Committee and its Outside Director or sub-committee (if any) may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine.

    D.   Quorum.  A majority of its members shall constitute a quorum.

    E. Determinations. All determinations of the Compensation Committee or its sub-committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

SECTION XI.  EFFECT OF CHANGE IN STOCK

    Notwithstanding any other provision in the Plan, if there is any change in the Common Stock of the Company by reason of stock dividends, spinoffs, split-ups, recapitalizations, mergers, consolidations, reorganizations, combinations or exchanges of shares, the number of Stock Appreciation Units and number and class of shares available for options and grants of Restricted Stock and Director Stock and the number of shares subject to any outstanding options, Stock Appreciation Units and prior grants of Restricted Stock not yet vested, and the price thereof, as applicable, shall be appropriately adjusted by the Compensation Committee.


SECTION XII.  AMENDMENT OR TERMINATION

    Unless the Plan shall theretofore have been terminated as hereinafter provided,the Plan shall terminate, and no stock appreciation awards, stock options or shares of Restricted Stock or Director Stock shall be granted hereunder, after ten years from the date of its adoption by the Board of Directors. Any stock appreciation awards, options, or grants of shares of Restricted Stock outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected by such termination of the Plan. The Board of Directors of the Company may, at any time prior to that date, terminate the Plan or make such modifications of the Plan as it may deem advisable; provided, however, that the Board of Directors may not, without further approval by the holders of the Common Stock of the Company:
(a) materially increase the maximum number of shares for which options and shares of Restricted Stock and Director Stock may be granted or pursuant to which stock appreciation awards may be satisfied (except under the anti-dilution provisions in Section XI), (b) change the class of employees to whom options may be granted, (c) withdraw the authority to administer the Plan from a committee whose members meet the requirements of Section X whether as Outside Directors or otherwise, (d) materially increase the benefits accruing to Participants or (e) increase the aggregate number of shares for which options can be granted to any Key Employee.


SECTION XIII.  CHANGE OF CONTROL

    In the event that:

    (A) any person other than the Company shall acquire more than 25% of the Company's Common Stock through a tender offer, exchange offer or otherwise, or

    (B) the Company shall be liquidated or dissolved following a sale of all or substantially all of its assets, or

    (C) the Company shall not be the surviving parent corporation resulting from any merger or consolidation to which it is a party,

any then outstanding stock option, stock appreciation award, or unvested shares of Restricted Stock held by an employee of the Company or any Parent or Subsidiary of the Company shall immediately mature and vest in full and shall be settled by the payment to each employee participant of,

    (1) in the case of stock options or Stock Appreciation Units, an amount equal to the difference between the aggregate exercise price of such option or unit and the aggregate Fair Market Value of the shares subject thereto on the Special Maturity Date, as hereinafter defined; or

    (2) in the case of Restricted Stock, removal of all restrictions with respect to such stock;

provided, however, that the Board may, by unanimous resolution, provide that such maturity shall not result from an event in clause (C) above. For purposes of an event specified in clause (A) above, the Special Maturity Date for purposes hereof shall be the date securities are first purchased by a tender or exchange offer, or the date upon which the Company first receives written notice of acquisition of 25% of its Common Stock, whichever shall first occur. For purposes of an event specified in clause (B) or (C), the Special Maturity Date shall be the effective date of the liquidation, dissolution, merger or consolidation. Settlement shall be made in cash within not less than five days following the Special Maturity Date; provided, however, that in the case of a merger or consolidation in which the holders of the Company's Common Stock are to receive securities of the surviving corporation, a Participant may, by written notice to the Company not less than ten days prior to the Special Maturity Date, elect to receive settlement either in cash or in shares of the Company's Common Stock having a Fair Market Value, immediately prior to the time such merger or consolidation becomes effective, equal to the amount due; provided, however, that any such election for a cash settlement shall be subject to the approval of the Compensation Committee or, in the case of any plans not administered by the Compensation Committee, another committee composed of not less than three disinterested members of the Board. Settlement of any such election shall be made immediately prior to the time such merger or consolidation is to become effective.


SECTION XIV.  WITHHOLDING

    The Company, at the time any distribution is made under the Plan, whether in cash or in shares of stock, may withhold from such payment any amount necessary to satisfy federal and state income tax withholding requirements with respect to such distribution. Such withholding may be in cash or in shares of stock.


SECTION XV.  TERMINATION OF EMPLOYMENT

    Nothing in the Plan or in any option, stock appreciation award or the grant of Restricted Stock shall be deemed to create any limitation or restriction on such rights as the Company, Parent or Subsidiary, otherwise would have to terminate the employment of any person at any time for any reason.

    IN WITNESS WHEREOF, the Company has caused this Plan to be executed and become effective as of the 26th day of May, 1994, the Effective Date.

                                      BROWN GROUP, INC.

                                      By  /s/  B. A. BRIDGEWATER, JR.
                                          -------------------------------------
                                          B. A. Bridgewater, Jr.
[SEAL]                                    Chairman of the Board of Directors,
                                          President and Chief Executive Officer

ATTEST:

/s/  ROBERT D. PICKLE
- ---------------------------------
Robert D. Pickle
Vice President, General Counsel
and Corporate Secretary

                                                                        ANNEX A
                                  FORM OF PROXY
                                     [FRONT]

                                Brown Group, Inc.
                 8300 Maryland Avenue, St. Louis, Missouri 63105

                                                                 April 17, 1996

Dear Shareholder:

    The Annual Meeting of Shareholders of Brown Group, Inc. will be held on the 23rd day of May, 1996, at 11:00 a.m., in the Brown Group, Inc. Conference Center, located at 8300 Maryland Avenue, in St. Louis County, Missouri.

    It is important your shares be represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.

                     PLEASE DETACH PROXY HERE, SIGN AND MAIL

- -------------------------------------------------------------------------------

                                BROWN GROUP, INC.

     Proxy Solicited on behalf of the Board of Directors of the Corporation for Annual Meeting May 23, 1996

The undersigned hereby constitutes and appoints B.A. Bridgewater, Jr., Harry E. Rich and Robert D. Pickle, and each of them, his true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of BROWN GROUP, INC., to be held in the Brown Group, Inc. Conference Center, located at 8300 Maryland Avenue, in Clayton, in St. Louis County, Missouri, on Thursday, May 23, 1996, at
11 o'clock a.m. and at any adjournments thereof, and to vote all the shares of Common Stock of the Corporation standing on the books of the Corporation in the name of the undersigned as specified on the reverse side hereof and in their discretion on such other business as may properly come before the meeting.

                                      Date:                              , 1996
                                            -----------------------------

                                      -----------------------------------------

                                      -----------------------------------------
                                              Signature of Shareholder

                                        This Proxy Must be Signed Exactly as
                                                 Name Appears Hereon.

                                      Executors, administrators, trustees, etc.
                                      should give full titles as such. If the
                                      signer is a corporation, please sign full corporate name by duly authorized officer.

                                     (over)

                                     [BACK]





               IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN THE

                        PROXY BELOW AS SOON AS POSSIBLE.

                  BY DOING SO, YOU MAY SAVE THE CORPORATION THE

                       EXPENSE OF ADDITIONAL SOLICITATION.





                     PLEASE DETACH PROXY HERE, SIGN AND MAIL
- -------------------------------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:

1.  ELECTION OF DIRECTORS:

    Nominees:    John Peters MacCarthy, John D. Macomber, William E. Maritz,
                 General Edward C. Meyer, Retired, Daniel R. Toll and
                 Jerry E. Ritter.

    [ ]  VOTE FOR all nominees listed.
    [ ]  VOTE FOR all nominees listed, except:
                                               --------------------------------
    [ ]  VOTE WITHHELD from all nominees.

2. RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE BROWN GROUP, INC. STOCK OPTION AND RESTRICTED STOCK PLAN OF 1994, THE ALLOCATION OF AN ADDITIONAL 825,000 SHARES OF THE CORPORATION'S COMMON STOCK TO THE PLAN AND A PROPORTIONAL INCREASE IN THE NUMBER OF SHARES WHICH MAY BE GRANTED TO ANY ONE PARTICIPANT THEREUNDER:

                     FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

This proxy when properly executed will be voted in the manner directed by the undersigned Shareholder. If no direction is made, this proxy will be voted for Proposals 1 and 2, as recommended by the Board of Directors.

                  -------------------------------------------------
                  | PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY | | FORM PROMPTLY USING THE ENCLOSED ENVELOPE |
                  -------------------------------------------------